Exhibit 4.10
CUSIP 55375UAA2
7 3/8% Senior Secured Notes due 2010

No. 1	$220,675,000
MSW ENERGY HOLDINGS II LLC
MSW ENERGY FINANCE CO. II, INC.
promises to pay to CEDE & CO.
or registered assigns,
the principal sum of TWO HUNDRED TWENTY MILLION SIX HUNDRED SEVENTY FIVE
THOUSAND Dollars on September 1, 2010.
Interest Payment Dates: March 1 and September 1
Record Dates: February 15 and August 15
Dated: November 24, 2003

MSW ENERGY HOLDINGS II LLC
By:	/s/ Daniel Clare
Name:
Title:

MSW ENERGY FINANCE CO. II, INC.
By:	/s/ Daniel Clare
Name:
Title:

This is one of the Notes referred to in
the within-mentioned Indenture:
WELLS FARGO BANK MINNESOTA,
NATIONAL ASSOCIATION,
    as Trustee

By:	/s/ Frank McDonald

Authorized Signatory

7 3/8% Senior Secured Notes due 2010
THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM. THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

     Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
     (1) Interest. MSW Energy Holdings II LLC, a Delaware limited liability company (“MSW Energy II”), and MSW Energy Finance Co. II, Inc., a Delaware corporation (“MSW Energy Finance II” and, together with MSW Energy II, the “Company”), promises to pay interest on the principal amount of this Note at 7 3/8% per annum from November 24, 2003 until maturity and shall pay the Additional Interest, if any, payable pursuant to Section 6 of the Registration Rights Agreement referred to below. The Company will pay interest and Additional Interest, if any, semi-annually in arrears on March 1 and September 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further that the first Interest Payment Date shall be March 1, 2004. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
     (2) Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the February 15 or August 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Additional Interest, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Additional Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds ‘will be required with respect to principal of and interest, premium and Additional Interest, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
     (3) Paying Agent and Registrar. Initially, Wells Fargo Bank Minnesota, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.
     (4) Indenture and Security Agreements. The Company issued the Notes under an Indenture dated as of November 24, 2003 (the “Indenture”) between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Identure by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77ccbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a complete statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Company. The Notes are secured by a first priority lien on substantially all of the assets of the Company pursuant to the Pledge Agreement and the Deposit Agreement referred to in the Indenture.
     (5) Optional Redemption.
     (a) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to September 1, 2006, the Company may redeem Notes with the net proceeds of a Qualified Equity Offering at a redemption price equal to 107.375% of the aggregate principal amount thereof; provided that at least 65% in aggregate principal amount of the Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption and that such redemption occurs within 90 days of the date of the closing of such Qualified Equity Offering.
     (b) At any time prior to September 1, 2007, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to the following on the date of redemption:
     (1) as determined by an Independent Investment Bank, the sum of the present values of the Remaining Scheduled Payments discounted to the redemption date on a semiannual basis (assuming a 360 day year consisting of twelve 30-day months) at the Adjusted Treasury Rate; plus in each case,
     (2) accrued and unpaid interest and Additional Interest, if any, on the notes to the applicable date of redemption.
     (c) At any time on or after September 1, 2007, the Company will have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on September 1 of the years indicated below:

Year	Percentage
2007	103.688%
2008	101.844%
2009 and thereafter	100.000%
     (6) Special Mandatory Redemption.
     In accordance with the terms and conditions of the Escrow Agreement, and using the Company Deposit (as defined in the Escrow Agreement), the Company shall redeem all and not less than all of the Notes on March 1, 2004, or such earlier date as the Company shall elect (the “Special Mandatory Redemption Date”), if the Acquisition has not occurred or if the Transactions have been terminated on or prior to March 1, 2004, at a redemption price equal to 100% of the aggregate principal amount of the Notes, plus accrued and unpaid interest thereon to, but not including, the Special Mandatory Redemption Date. Upon the closing of the Acquisition on or before the Special Mandatory Redemption Date, the foregoing provisions of this paragraph (6) shall be null and void.
     (7) Repurchase at Option of Holder.

          (a) If there is a Change of Control, the Company will be required to make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest thereon, if any, to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.
          (b) MSW Energy II shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale.
          (c) Within 30 days of each date on which the aggregate amount of Excess Proceeds exceeds $20 million, the Company will commence an ARC Transaction Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) and other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Additional Interest thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes (including any Additional Notes) and other pari passu Indebtedness tendered pursuant to an ARC Transaction Offer is less than the Excess Proceeds, the Company may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an ARC Transaction Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes.
     (8) Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.
     (9) Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.
     (10) Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

     (11) Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Note Guarantees, the Notes, the Pledge Agreement or the Deposit Agreement may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class, and any existing default or compliance with any provision of the Indenture, the Note Guarantees, the Notes, the Pledge Agreement or the Deposit Agreement may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Note Guarantees or the Notes may be amended or supplemented to (i) cure any ambiguity, defect or inconsistency, (ii) provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 of the Indenture (including the related definitions) in a manner that does not materially adversely affect any Holder, (iii) provide for the assumption of the Company’s or any Guarantor’s obligations to Holders of the Notes in case of a merger or consolidation, (iv) make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legabrights under the Indenture of any such Holder, (v) comply with the requirement of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, (vi) provide for the Issuance of Additional Notes in accordance with the limitations set forth in the Indenture, (vii) allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes, (viii) implement the arrangements contemplated by Section 4.19 of the Indenture or (ix) conform the text of this Indenture, the Note Guarantees, the Pledge Agreement, the Deposit Agreement or the Notes to any provision of the section entitled “Description of Notes” in the Offering Memorandum.
     (12) Defaults And Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest or Additional Interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise, (iii) failure by MSW Energy II or any of its Restricted Subsidiaries to comply with Section 4.07, 4.09, 4.10, 4.15 or 5.01 of the Indenture for 30 days after notice; (iv) failure by MSW Energy II or any of its Restricted Subsidiaries for 60 days after notice to MSW Energy II by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding voting as a single class to comply with certain other agreements in the Indenture, the Notes, the Pledge Agreement or the Deposit Agreement; (v) default under certain other agreements relating to Indebtedness of MSW Energy II or any of its Restricted Subsidiaries which default results in the acceleration of such Indebtedness prior to its express maturity, and the principal amount of any such Indebtedness aggregates $25.0 million or more; (vi) default under the ARC Indenture which default results in the acceleration of such Indebtedness prior to its express maturity and the principal amount of any such Indebtedness aggregates $25.0 million or more; (vii) certain final judgments aggregating in excess of $25.0 million for the payment of money that remain undischarged for a period of 60 days; (viii) the breach of certain material covenants in the Pledge Agreement or Deposit Agreement for 30 days after notice, the repudiation in writing by the Company of any of its obligations under the Pledge Agreement or Deposit Agreement or a material provision of the Pledge Agreement or Deposit Agreement shall be held in any judicial proceeding to be unenforceable against the Company for any reason; (ix) failure of the Escrow Agreement, at any time, to be in full force and effect (unless the Company Deposit is released by the Escrow Agent) or any contest by the Company or any of the Guarantors of the validity or enforceability of the Escrow Agreement; (x) except as permitted by the Indenture, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor or any Person acting on its behalf shall deny or disaffirm its obligations under such Guarantor’s Note Guarantee; or (xi) certain events of bankruptcy or insolvency with respect to MSW Energy II, or any of its Restricted Subsidiaries, Ref-Fuel, any Subsidiary of Ref-Fuel that is a Significant Subsidiary of Ref-Fuel or any group of Subsidiaries of Ref-Fuel that, taken as a whole, would constitute a Significant Subsidiary of Ref-Fuel. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.
     (13)  Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.
     (14) No Recourse Against Others. A director, officer, employee, incorporator, partner, member or stockholder, of the Company or any of the Guarantors, as such, will not have any liability for any obligations of the Company or such Guarantor under the Notes, the Note Guarantees, the Indenture, the Pledge Agreement or the Deposit Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.
     (15) Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
     (16) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
     (17) Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement, dated as of November 24, 2003, among the Company, UAE AE Ref-Fuel II Corp. (upon its acquisition by MSW Energy II as provided for therein) and Credit Suisse First Boston LLC or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Company, the Guarantors and the other parties thereto, relating to rights given by the Company and the Guarantors to the purchasers of any Additional Notes (collectively, the “Registration Rights Agreement”).
     (18) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
       The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:
If to the Company and/or any Guarantor:
MSW Energy Holdings II LLC
MSW Energy Finance Co. II, Inc.
c/o DLJ Merchant Banking Partners
Eleven Madison Avenue
New York, New York 10010-3629
Fax No.: (646) 935-7043
Attention: Daniel Clare

Assignment Form
     To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase
     If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the indenture, check the appropriate box below:

☐ Section 4.10	☐ Section 4.15
     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:
$
Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:
Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF REGULATION S TEMPORARY GLOBAL NOTE
     The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or of other Restricted Global Notes for an interest in this Regulation S Temporary Global Note, have been made:

Principal Amount of
this Global Note
	Amount of decrease in	Amount of increase in	following such	Signature of authorized
	Principal Amount of	Principal Amount of	decrease	officer of Trustee or
Date of Exchange	this Global Note	this Global Note	(or increase)	Custodian

CUSIP U60747AA7
7 3/8% Senior Secured Notes due 2010

No. 1	$4,325,000
MSW ENERGY HOLDINGS II LLC
MSW ENERGY FINANCE CO. II, INC.
promises to pay to CEDE & CO.
or registered assigns,
the principal sum of FOUR MILLION THREE HUNDRED TWENTY FIVE THOUSAND
Dollars on September 1, 2010.
Interest Payment Dates: March 1 and September 1
Record Dates: February 15 and August 15
Dated: November 24, 2003

MSW ENERGY HOLDINGS II LLC
By:	/s/ Daniel Clare
Name:
Title:

MSW ENERGY FINANCE CO. II, INC.
By:	/s/ Daniel Clare
Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture:
WELLS EARCO BANK MINNESOTA,
NATIONAL ASSOCIATION,
    as Trustee

By:	/s/ Frank McDonald

Authorized Signatory

7 3/8% Senior Secured Notes due 2010
THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.
THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE SECURITIES ACT”) AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN

EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.
          Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
     (1) Interest. MSW Energy Holdings II LLC, a Delaware limited liability company (“MSW Energy II”) and MSW Energy Finance Co. II, Inc., a Delaware corporation (“MSW Energy Finance II” and, together with MSW Energy II, the “Company”), promises to pay interest on the principal amount of this Note at 7 3/8% per annum from November 24, 2003 until maturity and shall pay the Additional Interest, if any, payable pursuant to Section 6 of the Registration Rights Agreement referred to below. The Company will pay interest and Additional Interest, if any, semi-annually in arrears on March 1 and September 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be March 1, 2004. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any, (without regard to any applicable grace periods) from lime to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
     Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other aspects be entitled to the same benefits as other Notes under the Indenture.
     (2) Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the February 15 or August 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Additional Interest, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Additional Interest, if any, may be made by check mailed to the Holders at their addresses set forth the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Interest, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
     (3) Paying Agent and Registrar. Initially, Wells Fargo Bank Minnesota, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.
     (4) Indenture and Security Agreements. The Company issued the Notes under an Indenture dated as of November 24, 2003 (the “Indenture”) between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a complete statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Company. The Notes are secured by a first priority lien on substantially all of the assets of the Company pursuant to the Pledge Agreement and the Deposit Agreement referred to in the Indenture.
     (5) Optional Redemption.
     (a) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to September 1, 2006, the Company may redeem Notes with the net proceeds of a Qualified Equity Offering at a redemption price equal to 107.375% of the aggregate principal amount thereof; provided that at least 65% in aggregate principal amount of the Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption and that such redemption occurs within 90 days of the date of the closing of such Qualified Equity Offering.
     (b) At any time prior to September 1, 2007, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to the following on the date of redemption:
     (1) as determined by an Independent Investment Bank, the sum of the present values of the Remaining Scheduled Payments discounted to the redemption date on a semiannual basis (assuming a 360 day year consisting of twelve 30-day months) at the Adjusted Treasury Rate; plus in each case,
     (2) accrued and unpaid interest and Additional Interest, if any, on the notes to the applicable date of redemption.
     (c) At any time on or after September 1, 2007, the Company will have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, thereon to the applicable redemption date, if redeemed during the twelve month period beginning on September 1 of the years indicated below:

Year	Percentage
2007	103.688%
2008	101.844%
2009 and thereafter	100.000%

     (6) Special Mandatory Redemption.
     In accordance with the terms and conditions of the Escrow Agreement, and using the Company Deposit (as defined in the Escrow Agreement), the Company shall redeem all and not less than all of the Notes on March 1, 2004, or such earlier date as the Company shall elect (the “Special Mandatory Redemption Date”), if the Acquisition has not occurred or if the Transactions have been terminated on or prior to March 1, 2004, at a redemption price equal to 100% of the aggregate principal amount of the Notes, plus accrued and unpaid interest thereon to, but not including, the Special Mandatory Redemption Date. Upon the closing of the Acquisition on or before the Special Mandatory Redemption Date, the foregoing provisions of this paragraph (6) shall be null and void.
     (7) Repurchase at Option of Holder.
               (a) If there is a Change of Control, the Company will be required to make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest thereon, if any, to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.
               (b) MSW Energy II shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale.
               (c) Within 30 days of each date on which the aggregate amount of Excess Proceeds exceeds $20 million, the Company will commence an ARC Transaction Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) and other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Additional Interest thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes (including any Additional Notes) and other pari passu Indebtedness tendered pursuant to an ARC Transaction Offer is less than the Excess Proceeds, the Company may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an ARC Transaction Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes.
     (8) Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

     (9) Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $ 1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.
This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day restricted period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.
     (10) Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.
     (11) Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Note Guarantees, the Notes, the Pledge Agreement or the Deposit Agreement may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class, and any existing default or compliance with any provision of the Indenture, the Note Guarantees, the Notes, the Pledge Agreement or the Deposit Agreement may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Note Guarantees or the Notes may be amended or supplemented to (i) cure any ambiguity, defect or inconsistency, (ii) provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 of the Indenture (including the related definitions) in a manner that does not materially adversely affect any Holder, (iii) provide for the assumption of the Company’s or any Guarantor’s obligations to Holders of the Notes in case of a merger or consolidation, (iv) make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, (v) comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, (vi) provide for the Issuance of Additional Notes in accordance with the limitations set forth in the Indenture, (vii) allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes, (viii) implement the arrangements contemplated by Section 4.19 of the Indenture or (ix) conform the text of this Indenture, the Note Guarantees, the Pledge Agreement, the Deposit Agreement or the Notes to any provision of the section entitled “Description of Notes” in the Offering Memorandum.
     (12) Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest or Additional Interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise, (iii) failure by MSW Energy II or any of its Restricted Subsidiaries to comply with Section 4.07, 4.09, 4.10, 4.15 or 5.01 of the Indenture for 30 days after notice; (iv) failure by MSW Energy II or any of its Restricted Subsidiaries for 60 days after notice to MSW Energy II by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding voting as a single class to comply with certain other agreements in the Indenture, the Notes, the Pledge Agreement or the Deposit Agreement; (v) default under certain other agreements relating to Indebtedness of MSW Energy II or any of its Restricted Subsidiaries which default results in the acceleration of such Indebtedness prior to its express maturity, and the principal amount of any such Indebtedness aggregates $25.0 million or more; (vi) default under the ARC Indenture which default results in the acceleration of such Indebtedness prior to its express maturity and the principal amount of any such Indebtedness aggregates $25.0 million or more; (vii) certain final judgments aggregating in excess of S25.0 million for the payment of money that remain undischarged for a period of 60 days; (viii) the breach of certain material covenants in the Pledge Agreement or Deposit Agreement for 30 days after notice, the repudiation in writing by the Company of any of its obligations under the Pledge Agreement or Deposit Agreement or a material-provision of the Pledge Agreement or Deposit Agreement shall be held in any judicial proceeding to be unenforceable or invalid against the Company for any reason; (ix) failure of the Escrow Agreement, at any time, to be in full force and effect (unless the Company Deposit is released by the Escrow Agent) or any contest by the Company or any of the Guarantors of the validity or enforceability of the Escrow Agreement; (x) except as permitted by the Indenture, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor or any Person acting on its behalf shall deny or disaffirm its obligations under such Guarantor’s Note Guarantee; or (xi) certain events of bankruptcy or insolvency with respect to MSW Energy II, or any of its Restricted Subsidiaries, Ref-Fuel, any Subsidiary of Ref-Fuel that is a Significant Subsidiary of Ref-Fuel or any group of Subsidiaries of Ref-Fuel that, taken as a whole, would constitute a Significant Subsidiary of Ref-Fuel. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.
     (13) Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.
     (14) No Recourse Against Others. A director, officer, employee, incorporator, partner, member or stockholder, of the Company or any of the Guarantors, as such, will not have any liability for any obligations of the Company or such Guarantor under the Notes, the Note Guarantees, the Indenture, the Pledge Agreement or the Deposit Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.
     (15) Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
     (16) Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common) CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
     (17) Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement, dated as of November 24, 2003, among the Company, UAE Ref-Fuel II Corp. (upon its acquisition by MSW Energy II as provided for therein) and Credit Suisse First Boston LLC or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Company, the Guarantors and the other parties thereto, relating to rights given by the Company and the Guarantors to the purchasers of any Additional Notes (collectively, the “Registration Rights Agreement”).
     (18) cusip Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
       The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:
If to the Company and/or any Guarantor:
MSW Energy Holdings II LLC
MSW Energy Finance Co. II, Inc.
c/o DLJ Merchant Banking Partners
Eleven Madison Avenue
New York, New York 10010-3629
Fax No.: (646) 935-7043
Attention: Daniel Clare

Assignment Form
     To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase
     If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the indenture, check the appropriate box below:

☐ Section 4.10	☐ Section 4.15
     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:
$
Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:
Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE
     The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Principal Amount of
this Global Note
	Amount of decrease in	Amount of increase in	following such	Signature of authorized
	Principal Amount of	Principal Amount of	decrease	officer of Trustee or
Date of Exchange	this Global Note	this Global Note	(or increase)	Custodian